LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS




	Know all by these presents, that the undersigned hereby makes,

constitutes and appoints Kyle Ranson, Roger D. Rowe and Candace L.

Petersen, or any of them acting alone, the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:



(1)	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of InFocus Corporation (the

"Company"), Forms 3, 4, 5 and 13G in accordance with Section 16(a) of the

Securities Exchange Act of 1934 and the rules thereunder;

(2)	seek
or
obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(3)	perform any and all other
acts which
in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The
undersigned acknowledges that:

(a)	this
Power of Attorney authorizes,
but does not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;


(b)	any documents prepared and/or
executed by such attorney-in-fact
on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;


(c)	neither the Company nor
such attorney-in-fact assumes (i) any
liability for the undersigned's
responsibility to comply with the
requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section
16(b) of the Exchange Act; and


(d)	this Power of Attorney does not
relieve the undersigned from
responsibility for compliance with the
undersigned's obligations under the
Exchange Act, including without
limitation the reporting requirements under
Section 16 of the Exchange
Act.

	The undersigned hereby gives and
grants the foregoing
attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of
Attorney.

	This Power of Attorney shall remain in
full force and
effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

	IN WITNESS WHEREOF, the
undersigned has
caused this Power of Attorney to be executed as of this 30th day of
December, 2005.


/s/  J.B. DAINES